UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Revised Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COMVERSE TECHNOLOGY, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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COMVERSE TECHNOLOGY, INC.

810 Seventh Avenue

New York, NY 10019

May 31, 2012

Dear Shareholder:

We are pleased to announce that Comverse Technology, Inc. (or CTI) and Cadian Capital Management, LLC, Cadian Fund LP, Cadian Master Fund LP and Cadian GP LLC (collectively referred to as Cadian) have reached a settlement with respect to Cadian’s solicitation for the election of their nominees as directors of CTI at our 2012 annual meeting of shareholders (referred to as the 2012 Annual Meeting) pursuant to Cadian’s proxy statement filed with the Securities and Exchange Commission on May 18, 2012, as amended to date. CTI and Cadian have determined that CTI’s shareholders will be best served by resolving this proxy contest and working together to enhance shareholder value.

The settlement agreement, which is described in the accompanying supplement to CTI’s proxy statement with respect to the 2012 Annual Meeting, will enable our Board of Directors (or the Board) and management to continue their focus on improving our profitability and cash flows and reducing our costs. As part of the settlement, Cadian has agreed to, among other things, immediately abandon its solicitation for the election of its or any other person’s nominees as directors of CTI and support the Board’s slate of nominees for election at the 2012 Annual Meeting, including Ms. Susan Bowick and Messrs. Charles Burdick, Robert Dubner, Augustus Oliver, Theodore Schell and Mark Terrell.

In light of the settlement, the Board and Cadian join in supporting the Board’s slate of nominees for election as directors and urge you to elect the nominees by voting on the enclosed WHITE proxy card. CTI and Cadian request that you NOT vote on the gold proxy card previously supplied by Cadian. No gold proxy cards will be voted at the 2012 Annual Meeting. ACCORDINGLY, IF YOU HAVE ALREADY VOTED ON A GOLD PROXY CARD PREVIOUSLY SUPPLIED BY CADIAN, WE REQUEST THAT YOU SUBMIT A NEW VOTE USING THE ENCLOSED WHITE PROXY CARD.

If you have previously submitted a WHITE proxy card, then your shares will be voted in accordance with your instructions with respect to each of the nominees for director (with a “Withhold” vote being treated as a vote “Against” a director) and in accordance with your instructions with respect to each of the other matters set forth on the proxy card.

The accompanying supplement to CTI’s proxy statement describes the settlement agreement with Cadian as well as the mechanics relating to whether, and where applicable, how your shares will be voted in the event you already voted on a WHITE or gold proxy card previously supplied by CTI or Cadian, and fail to submit a new vote using the enclosed WHITE proxy card.

Thank you for your continued support.

Sincerely,

Charles J. Burdick

Chairman of the Board and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on June 28, 2012: The Notice of Annual Meeting of Shareholders, CTI’s Proxy Statement, the Supplement to CTI’s Proxy Statement and our 2011 Annual Report to Shareholders are available at www.proxyvote.com.

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES

YOU OWN

If you have questions about how to vote your shares, or need additional assistance, please contact D.F. King & Co., Inc., which is assisting Comverse Technology, Inc. in the solicitation of proxies:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Shareholders please call toll-free: (888) 605-1958

All others please call collect: (212) 269-5550

i

COMVERSE TECHNOLOGY, INC.

810 Seventh Avenue

New York, NY 10019

SUPPLEMENT

TO

PROXY STATEMENT

FOR

Annual Meeting of Shareholders

to be held on June 28, 2012

SUPPLEMENTARY INFORMATION ABOUT THE ANNUAL MEETING

This supplement (referred to as the Supplement) supplements and amends the proxy statement (or Proxy Statement) dated May 18, 2012, of Comverse Technology, Inc. (or CTI) furnished to CTI’s shareholders in connection with the solicitation of proxies on behalf of our Board of Directors (or the Board) for use at our 2012 annual meeting of shareholders (or the 2012 Annual Meeting), and at any adjournments or postponements thereof. The 2012 Annual Meeting will be held on June 28, 2012 at 10:00 a.m., local time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153.

This Supplement contains important information for you to consider in connection with the 2012 Annual Meeting. Please read it and the Proxy Statement previously sent to you carefully.

The record date for the determination of the shareholders who are entitled to notice of and to vote at the 2012 Annual Meeting is May 10, 2012, which is the same record date specified in the Proxy Statement. The Notice of Annual Meeting of Shareholders, CTI’s Proxy Statement, a WHITE proxy card and our Annual Report on Form 10-K for the fiscal year ended January 31, 2012, which constitutes our 2011 annual report to our shareholders, were first made available on or about May 18, 2012, to all shareholders entitled to vote at the 2012 Annual Meeting. This Supplement, which should be read in conjunction with the Proxy Statement, and the accompanying WHITE proxy card are first being mailed to shareholders on or about June 1, 2012.

On May 30, 2012, CTI and Cadian Capital Management, LLC, Cadian Fund LP, Cadian Master Fund LP and Cadian GP LLC (collectively referred to as Cadian) entered into an agreement (referred to as the Settlement Agreement) to settle the solicitation by Cadian for the election of their nominees for directors of CTI at the 2012 Annual Meeting pursuant to the proxy statement filed by Cadian with the Securities and Exchange Commission (or SEC) on May 18, 2012, as amended to date. Under the terms of the Settlement Agreement, Cadian has agreed to, among other things, immediately abandon its solicitation for the election of its or any other person’s nominees as directors of CTI and to support our Board’s slate of the following six continuing directors: Ms. Susan Bowick and Messrs. Charles Burdick, Robert Dubner, Augustus Oliver, Theodore Schell and Mark Terrell. For additional information regarding the Settlement Agreement, refer to the section below captioned “Background.”

The WHITE proxy card enclosed with this Supplement differs from the WHITE proxy card previously furnished to you with the Proxy Statement in that the enclosed WHITE proxy card provides for the ability to vote “For” or “Against” or to “Abstain” from voting for any of the nominees for director rather while the previously provided WHITE proxy card provided for the ability to vote “For” or to “Withhold” a vote for any one or more nominees. If you have already submitted a WHITE proxy card that was previously supplied to you by CTI, your votes will remain in effect, with each vote “For” a nominee continuing to be counted as a vote in favor of such nominee and with each vote “Withheld” from a nominee being counted as a vote “Against” such nominee. Abstentions, if any, will have no effect.

Shareholders are urged to vote promptly using the enclosed WHITE proxy card. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the 2012 Annual Meeting by a duly executed proxy bearing a later date, or by attending the 2012 Annual Meeting and voting in person.

For additional information regarding the voting of your shares, please refer to the section below captioned “Voting of Proxies.”

Majority Voting for Election of Directors

Our By-Laws provide for the election of directors by a “majority of votes cast” in uncontested elections and plurality voting in any election that is contested. An election is considered “contested” if, as determined by our Board, the number of nominees exceeds the number of directors to be elected. A “majority of votes” cast means that the number of shares voted “for” a director exceeds the number of votes cast “against” that director. Abstentions, if any, will not be counted as votes cast and therefore will have no effect. Our Corporate Governance Guidelines and Principles provide that a nominee who does not receive a majority of the votes cast shall immediately tender his or her resignation, and our Board shall decide, through a process managed by the Corporate Governance and Nominating Committee and excluding the nominee in question, whether to accept the resignation at its next regularly scheduled Board meeting and in any event within 90 days after the certification of the election results. Absent a compelling reason for the director to remain on our Board, it is expected that our Board will accept the resignation. Our Board’s explanation of its decision shall be promptly disclosed in a Current Report on Form 8-K filed with the SEC.

Because CTI and Cadian have settled Cadian’s proxy contest, the election of nominees for director at the 2012 Annual Meeting is no longer a contested election, and as a result, the election of each of the six nominees for director at the 2012 Annual Meeting will now be decided by a “majority of votes cast”. Accordingly, you may now vote “For” or “Against” one or more nominees, or you may “Abstain” from voting for one or more of the nominees. Abstentions, if any, will have no effect.

Voting of Proxies

If you are a shareholder of record and wish to vote for CTI’s nominees, we strongly encourage you to do so by voting on the WHITE proxy card enclosed with this Supplement. If you vote, or if you previously voted, on the WHITE proxy card previously furnished to you with the Proxy Statement, your vote will remain in effect and your shares will be voted in accordance with your instructions, except that any “Withhold” votes will be counted as votes “Against” a nominee. If you vote, or if you previously voted, on the gold proxy card previously furnished to you by Cadian, your vote will be void and your shares will NOT be voted unless you subsequently submit a WHITE proxy card or vote via the Internet or by telephone. If you have already voted using the WHITE proxy card previously sent to you by CTI or the gold proxy card previously sent to you by Cadian, you can subsequently revoke your vote by signing and dating the enclosed WHITE proxy card and returning it in the postage-paid envelope provided or by voting via the Internet or by telephone by following the instructions provided on the enclosed WHITE proxy card. Only your last-dated proxy card or vote by Internet or phone will be counted.

If your shares are held in the name of a bank, broker or other nominee, you may vote or change your vote by submitting new voting instructions to your bank, broker or other nominee or, if you have obtained a legal proxy from your bank, broker or other nominee giving you the right to vote your shares at the 2012 Annual Meeting, by attending the meeting and voting in person.

If you are a shareholder of record, you may vote in any of the following ways:

•

You may vote by mail. You may complete, date and sign the WHITE proxy card and promptly mail it in the postage-prepaid envelope that you received. The persons named in the WHITE proxy card will vote the shares you own in accordance with your instructions on the WHITE proxy card you return. If you return the WHITE proxy card but do not give any instructions on a particular matter described in this Proxy Statement, the persons named in the WHITE proxy card will vote the shares you own in accordance with the recommendations of our Board.

•

You may vote over the Internet. If you have Internet access, you may vote your shares from any location in the world by following the instructions set forth on your WHITE proxy card. If you vote on the Internet, you do not need to return your WHITE proxy card.

•

You may vote by telephone. If you are located in the United States or Canada, you may vote your shares by following the instructions set forth on your WHITE proxy card. If you vote by telephone, you do not need to return your WHITE proxy card.

If your shares are held in the name of a broker, bank or other nominee, the availability of voting by Internet or telephone will depend upon their voting procedures.

Proxy cards must be received by no later than 10:00 a.m. (New York City time) on June 28, 2012. Telephone and Internet voting will be available until 11:59 p.m., New York City time, on June 27, 2012.

Shares represented by properly executed WHITE proxy cards received by CTI (either by mail or electronically via the internet or by phone) in time for the 2012 Annual Meeting will be voted in accordance with the choices specified in the proxies. If you are a shareholder of record, and you sign and return a WHITE proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters listed in the notice for the 2012 Annual Meeting, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote before the 2012 Annual Meeting. If you hold your shares in street name through a bank, broker or other nominee and do not provide your nominee with voting instructions, your bank, broker or other nominee will not have discretion to vote your shares on any matter other than the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2013.

All shareholders are cordially invited to attend the 2012 Annual Meeting in person. Even if you plan to attend the 2012 Annual Meeting, please cast your vote as promptly as possible in order to ensure that your vote will be counted if you later decide not to, or are unable to, attend the 2012 Annual Meeting. Even if you have given your proxy, you may still attend and vote in person at the 2012 Annual Meeting.

If you have any questions or need assistance voting, please call D.F. King & Co., Inc., our proxy solicitor assisting us in connection with the 2012 Annual Meeting. Shareholders please call toll-free: (888) 605-1958. All others please call collect: (212) 269-5550.

Background

On March 28, 2012, CTI received a notice from Cadian of its intent to nominate four directors for election to the Board at the 2012 Annual Meeting. Cadian notified CTI of its intent to deliver a proxy statement and a form of proxy to our shareholders and, on May 18, 2012, Cadian filed its definitive proxy statement with the SEC soliciting votes for its nominees.

On May 7, 2012, the Board determined to nominate six incumbent directors (Susan Bowick, Charles Burdick, Robert Dubner, Augustus Oliver, Theodore Schell and Mark Terrell) at the 2012 Annual Meeting to fill all positions on the Board. CTI filed its definitive Proxy Statement with the SEC on May 18, 2012, setting forth its nominees and opposing the nominees put forth by Cadian.

On May 30, 2012, as described above, CTI and Cadian entered into the Settlement Agreement, pursuant to which, among other things:

•	Cadian agreed to:

•	withdraw its letter to CTI dated March 28, 2012;

•	notify the SEC that it will not proceed with a solicitation of its nominees for election at the 2012 Annual Meeting;

•

immediately abandon, and to cause its affiliates and associates to immediately abandon, its solicitation for the election of its or any other person’s nominees as directors of CTI other than those nominees proposed by our Board in connection with 2012 Annual Meeting; and

•	vote all securities of CTI over which they have beneficial ownership in favor of the slate of directors named in our Proxy Statement.

•

CTI and Cadian agreed that three nominees designated by Cadian (the three nominees being referred to as the CTI-Cadian Verint Nominees) would be identified and properly vetted on or before June 15, 2012, subject to the approval of each nominee by our Board and the board of directors of Verint Systems Inc. (or Verint), a CTI majority-owned subsidiary (subject in each instance to the exercise of fiduciary duties); such nominees would replace Augustus Oliver, Theodore Schell and Mark Terrell on the Verint board of directors.

•	In furtherance of the foregoing, CTI agreed to:

•	use its reasonable best efforts to cause:

•	the upcoming annual meeting of Verint, currently scheduled to be held on June 15, 2012 (or the Verint 2012 AGM), to be postponed to a date no later than July 2, 2012;

•	each of Augustus Oliver, Theodore Schell and Mark Terrell to agree to not stand for reelection at the Verint 2012 AGM; and

•	the Verint definitive proxy statement filed with the SEC in connection with the Verint 2012 AGM to be amended to include the three Cadian nominees for election as directors of Verint; and

•	vote all of its shares of common stock and preferred stock in Verint in favor of the three CTI-Cadian Verint Nominees.

•

If for any reason any CTI-Cadian Verint Nominee is unable to stand for election at the Verint 2012 AGM or our Board and/or the Verint board of directors does not accept any CTI-Cadian Verint Nominee prior to June 15, 2012:

•

Cadian will have the opportunity to recommend one or more substitute nominees for any such CTI-Cadian Verint Nominee for approval by our Board and the Verint board of directors (subject in each instance to the exercise of fiduciary duties);

•

in the event a substitute nominee is not approved by our Board and/or the Verint board of directors, CTI shall promptly use reasonable best efforts to cause Verint to identify potential individuals to act as a CTI-Cadian Verint Nominee, with such individuals being subject to vetting and approval by the independent directors of the Verint board of directors (none of whom shall include any directors designated by CTI or Cadian), subject to the exercise of fiduciary duties. In this regard, Verint is entitled to engage a nationally recognized search firm to assist in identifying such potential individuals; and

•	upon the approval by the independent directors of the Verint board of directors, CTI shall use reasonable best efforts to cause Verint to use reasonable best efforts to promptly cause Augustus

Oliver, Theodore Schell and/or Mark Terrell, to the extent such directors have not earlier resigned, to resign from the Verint board of directors contemporaneously with the appointment or election of the substitute CTI-Cadian Verint Nominee(s).

•

In the event that CTI causes Verint to remove any of the CTI-Cadian Verint Nominees who were elected to the Verint board of directors without the consent of Cadian, or any such director nominated by Cadian resigns for any reason during the term of the Settlement Agreement, then Cadian will designate a replacement nominee for approval by each of our Board and the Verint board of directors (subject to the exercise of fiduciary duties). In the event Cadian does not designate a replacement nominee or a replacement nominee is not approved by our Board and/or the Verint board of directors, CTI will promptly use reasonable best efforts to cause Verint to identify potential individuals to act as a replacement nominee, with such individuals being subject to vetting and approval by the Verint board of directors, subject to the exercise of fiduciary duties. In this regard, Verint is entitled to engage a nationally recognized search firm to assist in identifying such potential individuals. Following, CTI has agreed to use reasonable best efforts to cause any replacements to be nominated as directors to the Verint board of directors.

•

CTI also agreed that, immediately prior to the previously disclosed planned distribution of 100% of the shares of its wholly-owned subsidiary, Comverse, Inc. (or CNS), to CTI’s shareholders on a pro rata basis (referred to as the Comverse share distribution), it will cause the CNS board of directors to be comprised of seven directors, one of whom shall be the chief executive officer of CNS, three of whom shall be designated by our Board (which three shall be Charles Burdick, Susan Bowick and Mark Terrell), and three of whom shall be designated by Cadian (which three shall be James Budge, Steven Andrews and Doron Inbar, who are three of the four nominees to our Board that were previously proposed by Cadian in connection with CTI’s 2012 Annual Meeting). Such appointments are subject to the exercise of fiduciary duties.

•

In the event that either the Comverse share distribution has not occurred by October 31, 2012 or CTI has publicly announced that the Comverse share distribution is delayed beyond October 31, 2012 or announced its intent to abandon the Comverse share distribution at any time prior to October 31, 2012, CTI has agreed to use reasonable best efforts to cause:

•

our Board to be immediately expanded and for each of James Budge, Steven Andrews and Doron Inbar to be promptly appointed to our Board to fill such vacancies, subject to each aforementioned nominee being properly vetted and approved by our Board (with such appointments being subject to the exercise of fiduciary duties); and

•	each of Augustus Oliver, Theodore Schell and Robert Dubner to resign from our Board by the earlier of (i) the consummation of the Comverse share distribution and (ii) January 31, 2013.

•	Cadian further agreed that:

•

it will vote all securities of CTI over which it has beneficial ownership in favor of the Comverse share distribution and publicly announce its intention to vote in favor of the Comverse share distribution (provided, that the terms and conditions of the Comverse share distribution are, in the reasonable business judgment of Cadian, fair and reasonable to, and in the best interests of, CTI shareholders); and

•

if a merger between CTI and Verint is proposed on terms and conditions that, in the reasonable business judgment of Cadian acting in good faith, are fair and reasonable to, and in the best interests of, both CTI shareholders and Verint stockholders, it will vote all securities of CTI and Verint over which it has beneficial ownership in favor of such merger and publicly announce its intention to vote in favor of such merger.

The rights and obligations of Cadian and CTI under the Settlement Agreement (a) with respect to our Board will terminate and be of no further force or effect in the event that Cadian at any time ceases to own, in the aggregate, at least 1,000,000 shares of CTI common stock, (b) with respect to the Verint board of directors will terminate and be of no further force and effect (i) in the event that Cadian ceases to own, in the aggregate, at least 1,000,000 shares of Verint common stock or (ii) in the event that CTI ceases to be the beneficial owner of a majority of the outstanding voting securities of Verint. In addition, the Settlement Agreement will terminate and be of no further force or effect (x) from and after June 28, 2013 or (y) if earlier, in the event that any member of Cadian breaches in any material respect certain of its obligations under the Settlement Agreement and such breach remains uncured after receipt of notice.

CTI filed a complete copy of the Settlement Agreement with the SEC on May 31, 2012 as Exhibit 10.1 to its Current Report on Form 8-K. The Settlement Agreement contains additional terms to those summarized above. The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement.

OTHER MATTERS

Our Board knows of no matters to be submitted at the 2012 Annual Meeting other than the matters described in the Proxy Statement and this Supplement. If any other matters properly come before the 2012 Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as our Board may recommend.

We will pay the costs of soliciting proxies from shareholders. In addition to soliciting proxies by mail, our directors, executive officers and regular employees may solicit proxies, either personally, by facsimile or by telephone, on our behalf, without additional compensation, other than the time expended and telephone charges in making such solicitations. We have retained D.F. King & Co., Inc. to assist in the solicitation of proxies for a fee of $8,000, plus reimbursement of expenses. We will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. We will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

COMVERSE TECHNOLOGY, INC. 810 SEVENTH AVENUE NEW YORK, NY 10019

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to vote your proxy until 11:59 p.m., New York City time, on June 27, 2012. Please have your proxy card in hand when you access the web site and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to vote your proxy up until 11:59 p.m., New York City time, on June 27, 2012. Please have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 so that it is received by 10:00 a.m., New York City time, on June 28, 2012.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Comverse Technology, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials and annual reports electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M47862-P25178 KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMVERSE TECHNOLOGY, INC.
The Board of Directors recommends a vote “FOR” each of the nominees listed in proposal 1 and “FOR”
proposals 2 and 3.
1.	To elect six (6) Directors:
	Nominees:	For	Against	Abstain			For	Against	Abstain
	1a. Susan D. Bowick 1b. Charles J. Burdick 1c. Robert Dubner 1d. Augustus K. Oliver	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	☐ ☐ ☐ ☐	2.	To ratify the appointment of Deloitte & Touche LLP to serve as Comverse Technology, Inc.’s independent registered public accounting firm for the fiscal year ending January 31, 2013.	☐	☐	☐
	1e. Theodore H. Schell 1f. Mark C. Terrell	☐ ☐	☐ ☐	☐ ☐	3.

To approve, on a non-binding advisory basis, the compensation of Comverse Technology, Inc.’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion contained in the Proxy Statement.

							☐	☐	☐

	Note: In their discretion, the proxy holders are authorized to vote upon other business, if any, that may properly come before the Annual Meeting and any adjournments or postponements thereof.

(Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.)

	Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE

ANNUAL MEETING TO BE HELD ON JUNE 28, 2012:

The Notice of Annual Meeting of Shareholders, Proxy Statement and 2011 Annual Report are available at

www.proxyvote.com.

Please detach along perforated line and mail in the envelope provided

M47863-P25178

ANNUAL MEETING OF SHAREHOLDERS OF

COMVERSE TECHNOLOGY, INC.

JUNE 28, 2012

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The shareholder(s) of COMVERSE TECHNOLOGY, INC., a New York corporation, set forth on the reverse side, hereby appoint(s) Mr. Charles J. Burdick and Mr. Joel E. Legon, and each of them, jointly and severally, as proxies and attorneys-in-fact, with full power of substitution, on behalf and in name of the shareholder(s) set forth on the reverse side, to represent the shareholder(s) set forth on the reverse side at the 2012 Annual Meeting of Shareholders of Comverse Technology, Inc. to be held on June 28, 2012 at 10:00 a.m., New York City time, at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153 and at any adjournments or postponements thereof, and to vote all shares of common stock which the shareholder(s) set forth on the reverse side would be entitled to vote, if personally present, on the matters set forth on the reverse side and, in accordance with their discretion, on any other business that may properly come before the meeting and any adjournments or postponements thereof and revoke(s) all proxies previously given by the shareholder(s) set forth on the reverse side with respect to the shares covered hereby.

This proxy will be voted as directed, or if no direction is indicated, will be voted FOR each of the nominees listed in Proposal 1 and FOR proposals 2 and 3 as specified on the reverse, and as said proxies deem advisable on such other matters as may properly come before the meeting and any adjournments or postponements thereof.

PLEASE VOTE, DATE AND SIGN ON

REVERSE SIDE AND RETURN

PROMPTLY IN THE ENCLOSED ENVELOPE

(Your vote by proxy must be returned prior to the

annual meeting on June 28, 2012)